UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2015

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 4, 2015, Jacobs Engineering Group Inc. (the “Company”) and certain of its subsidiaries, as borrowers, entered into an amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of February 14, 2014 (the “Credit Facility”), with Bank of America N.A. ("Bank of America"), BNP Paribas, Wells Fargo Bank N.A. and certain other U.S. domestic and international banks, as lenders. The Amendment, among other things, provides for an extension of the maturity date of the Credit Facility to February 7, 2020. All other modifications effected pursuant to the Amendment were ministerial changes.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1
Amendment Agreement, dated as of March 4, 2015, among Jacobs Engineering Group Inc., certain subsidiaries thereof party thereto, each lender party thereto, each issuer of letters of credit party thereto and Bank of America, N. A., as Administrative Agent and Swing Line Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:       \s\ Kevin C. Berryman___________
Name:    Kevin C. Berryman
Title:    Executive Vice President
Chief Financial Officer

Date:    March 5, 2015

EXHIBIT INDEX

10.1
Amendment Agreement, dated as of March 4, 2015, among Jacobs Engineering Group Inc., certain subsidiaries thereof party thereto, each lender party thereto, each issuer of letters of credit party thereto and Bank of America, N. A., as Administrative Agent and Swing Line Lender.